CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of AARP Cash Investment Funds of our report dated November 14, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to Shareholders of AARP Growth Trust, which is comprised of AARP Balanced Stock and Bond Fund, AARP Growth and Income Fund, AARP Global Growth Fund and AARP Capital Growth Fund; AARP Cash Investment Funds, which is comprised of AARP High Quality Money Fund; AARP Income Trust, which is comprised of AARP GNMA and U.S. Treasury Fund and AARP High Quality Bond Fund; and AARP Tax Free Income Trust, which is comprised of AARP High Quality Tax Free Money Fund and AARP Insured Tax Free General Bond Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" in the Statement of Additional Information and "Financial Highlights" in the Prospectus.


/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
January 29, 1997